SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 12, 2001


                                 LECHTERS, INC.
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               (Exact Name of Registrant as Specified in Charter)


        New Jersey                000-17870                  13-2821526
        -----------               ---------                  ----------
(State or Other Jurisdiction     (Commission               (IRS Employer
     of Incorporation)             File No.)             Identification No.)


 One Cape May Street, Harrison, New Jersey                                07029
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(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (973) 481-1100


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         See Item 5 respecting the pledge of substantially all of the assets of the Company and its operating and certain other subsidiaries to Fleet as agent under the DIP Credit Facility (as all such terms are hereinafter defined).

ITEM 5. OTHER EVENTS

         As previously reported on Form 8-K as filed with the Securities and Exchange Commission on May 21, 2001 (the "May 8-K), on May 21, 2001, each of Lechters, Inc. (the "Company") and its wholly owned operating subsidiaries
(together with the Company, collectively, the "Debtors") filed voluntary petitions seeking protection under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). A list of the Debtors is attached as Exhibit 99.1 to the May 8-K and incorporated herein by reference.

         On June 12, 2001, the Bankruptcy Court issued a final order (the "Final DIP Order") that (among other things): approved an $86 million debtor-in-possession senior secured financing facility (the "DIP Credit Facility") to fund the Debtors' ongoing operating needs during its financial restructuring; and ratified certain actions taken by the Company pursuant to the Bankruptcy Court's interim order dated May 22, 2001, which included execution and delivery of a Loan and Security Agreement dated as of May 22, 2001 (the "DIP Loan Agreement"), among the Company, most of its operating subsidiaries, Fleet Retail Finance Inc. ("Fleet") and a group of lenders including Fleet (collectively, the "DIP Lenders"). The Debtors who are not borrowers are guarantors and pledgors under the DIP Credit Facility. Copies of the Final DIP Order, the DIP Loan Agreement, and a form of guaranty are attached as Exhibits 99.3, 99.4 and 99.5, respectively, to this Form 8-K and incorporated herein by reference.

Final DIP Order
---------------

         The Final DIP Order authorized the Company to continue to obtain financing and be obligated under the DIP Loan Agreement and related loan documents and grant security interests to Fleet as agent under the DIP Credit Facility in all of the assets and properties of the Company and the other Borrowers and guarantors (i.e., all of the Debtors) under the DIP Loan Agreement and other loan documents (said liens and security interests excluding the debtors' leasehold interest and certain causes of action arising under the Bankruptcy Code but including the proceeds of leasehold interests). The Final DIP Order provides that in the event of any conflict with the DIP Loan Agreement or any other loan document, the provisions of the Final DIP Order control.

         The Final DIP Order required the Company and other Debtors to repay their obligations under their pre-petition secured credit facility with Fleet and certain other Lenders (the "Pre-Petition Secured Debt"). However, the Final DIP Order provides that the Debtors' repayment of the Pre-Petition Secured Debt is without prejudice to the right of the Official Unsecured Creditors' Committee (the "Committee") for a 120-day period following the Committee's retention of counsel, to seek to avoid any security interest claimed as collateral for the Pre-Petition Secured Debt or the disgorgement of any payment made by the Debtors with respect thereto.

         The Final DIP Order provides that the DIP Credit Facility will be allowed a superpriority administrative expense claim under the Bankruptcy Code, subject only to mandatory fees and expenses, recoveries on avoidance actions and an agreed upon carve-out of $750,000 for professional fees and disbursements and the expenses of the Committee.


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

DIP Credit Facility
-------------------

         The DIP Loan Agreement provides for a committed revolving line of credit of a maximum of $80,000,000 (the "Revolving Credit") from the DIP Lenders and a Tranche B Senior Secured Subordinated Term Loan of $6,000,000 (the "Tranche B Loans") from Back Bay Funding Capital LLC, as a Junior Secured Tranche B Lender. The DIP Credit Facility matures on the first to occur of: (a) May 31, 2003; (b) upon acceleration of the liabilities thereunder of Fleet, as Agent, following the occurrence of an Event of Default (as defined in the DIP Loan Agreement; or (c) the Effective Date of a Plan of Reorganization filed in the Company's bankruptcy proceedings. .

         The Company's maximum borrowing (the "Borrowing Base") under the DIP Credit Facility may not exceed the lesser of: (a) $86 million (with the Tranche B Loan); and (b) the total of (i) the cost value of the Company's acceptable inventory, including eligible letter of credit inventory; times the overall inventory advance rate (83% during January - August and 88% during September -December of each year), plus (ii) 85% of the Company's acceptable credit card receivables; minus (iii) applicable carve outs and reserves. As of June 22, 2001, there were $29,427,000 in direct borrowings under the DIP Credit Facility exclusive of letters of credit and the remaining availability (reduced by outstanding letters of credit) was $13,703,000. The DIP Loan Agreement requires a minimum availability of $4,000,000 through December 15, 2001, and $6,000,000 thereafter.

         The DIP Credit Facility contains certain covenants, including limitations on capital expenditures, indebtedness and transactions with affiliates and a prohibition on the payment of dividends, other than scheduled payments of preferred dividends by the Company and dividends paid to the Company by its subsidiaries. The DIP Loan Agreement restricts to $7,500,000 the Company's permitted capital expenditures for any year, and continues the previously agreed upon cash management account with Fleet.

         Advances under the Revolving Credit facility will bear interest per annum at the Fleet base rate plus the applicable margin (1.00% through June 2002 and 0.50% to 1.00% thereafter) or the Eurodollar rate plus the applicable margin (2.75% through June 2002 and 2.25% to 2.75% thereafter), at the Company's option. After June 2002, the applicable margins are determined based upon the Company's excess availability under the DIP Credit Facility.

         The Company will pay an unused line fee of 0.50% per annum on the average unused portion of the Revolving Credit facility, a standby letter of credit fee equal to the applicable Eurodollar margin (2.75% through June 2002 and 2.25% to 2.75% thereafter) of the total face amount of each outstanding letter of credit, a documentary letter of credit fee equal to the applicable Eurodollar margin less 50 basis points (2.25% through June 2002 and 1.75% to 2.25% thereafter) per annum of the total face amount of each outstanding letter of credit and certain other fees. The Tranche B Loan bears interest at 16.00% per annum, with the Debtors having the option to pay in kind all or a portion of interest in excess of 13.5% on the first day of each calendar month. The Tranche B Loan required the payment at closing of a commitment fee of 3% of the principal amount of the Tranche B Loan, and provides for, among other things, the payment of an anniversary fee on the first anniversary of the closing equal to 2% of the then outstanding principal balance of the Tranche B Loan.

         Neither the Final DIP Order nor the DIP Credit Facility permit the Company to repay, prepay, redeem, defease or repurchase its 5% convertible subordinated debentures or other pre-petition indebtedness (other than the Pre-Petition Secured Debt) other than to the extent permitted by a Reorganization Plan approved by the lenders and the Bankruptcy Court.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


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

(a)     Financial Statements of the Business Acquired.

               Not Applicable.

        (b)    Pro Forma Financial Information and Exhibits.
               ---------------------------------------------

               Not Applicable.

        (c)    Exhibits
               --------

               99.1 List of Debtors (Incorporated herein by reference to Exhibit 99.1 to the Company's Report on Form 8-K as filed with the Securities and Exchange Commission on May 21, 2001.)

               99.2 Press Release dated May 21, 2001 issued by the Company (Incorporated herein by reference to Exhibit 99.2 to the Company's Report on Form 8-K as filed with the Securities and Exchange Commission on May 21, 2001.)

               99.3 - Final Order Authorizing Debtors To Obtain Post-Petition Secured Financing Pursuant To Sections 364(C)(1), 364
                      (C)(2) And 364 (C)(3) Of The Bankruptcy Code On The Debtors' Application To Incur Such Financing On A Permanent Basis And Approving The Form And Method Of Notice Thereof, as approved on June 12, 2001, by the United States Bankruptcy Court for the Southern District of New York, In re Lechters N.Y.C., Inc., et al, Debtors, Chapter 11 Case Nos. 01-41432 (AJG) through 01-41483 (AJG)

               99.4 - Loan and Security Agreement dated as of May 22, 2001 (the "DIP Loan Agreement"), among the Company, most of its material subsidiaries, Fleet Retail Finance Inc. ("Fleet") and a group of lenders led by FLEET.

               99.5   Form of Guaranty to Fleet as Agent.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2001

                                    Lechters, Inc.
                                    a New Jersey corporation


                                    By: /s/ David Cully
                                    ----------------------------------------
                                    Name: David Cully
                                    Title: President and Chief Executive Officer


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